                                                                                                                                             EXHIBIT 12
                                                                                                 COMPUTATION OF RATIO OF
                                                                                                 EARNINGS TO FIXED CHARGES
                                                                                                        UNAUDITED
                                                                                                 Fiscal Year Ended September 30
                                                          For the Twelve    ----------------------------------------------------------------------------------------------
                                                           Months Ended
                                                           March 31, 2002                2001                 2000                 1999              1998            1997
                                                       -------------------------------------------------------------------------------------------------------------------

EARNINGS:

Income Before Interest Charges and Minority Interest
     in Foreign Subsidiaries (2)                                    134,861              172,060             $226,696             $202,512        $118,085       $169,783
Allowance for Borrowed Funds Used in Construction                       451                  438                  424                  303             110            346
Federal Income Tax                                                   26,136               71,625               22,143               44,583          43,626         57,807
State Income Tax                                                     10,270               21,330               13,067                6,215           6,635          7,067
Deferred Inc. Taxes - Net (3)                                       (28,660)             (55,844)              41,858               14,030         (26,237)         3,800
Investment Tax Credit - Net                                            (348)                (353)              (1,051)                (729)           (663)          (665)
Rentals (1)                                                           4,279                4,893                4,561                4,281           4,672          5,328
                                                       -------------------------------------------------------------------------------------------------------------------

                                                                   $146,989             $214,149             $307,698             $271,195        $146,228       $243,466
                                                       ===================================================================================================================

FIXED CHARGES:

Interest & Amortization of Premium and
   Discount of Funded Debt                                          $86,872              $81,851              $67,195              $65,402         $53,154        $42,131
Interest on Commercial Paper and
   Short-Term Notes Payable                                          11,185               21,733               23,840               17,319          13,605          8,808
Other Interest (2)                                                    3,789                2,072                7,495                2,835          16,919          4,502
Rentals (1)                                                           4,279                4,893                4,561                4,281           4,672          5,328
                                                       -------------------------------------------------------------------------------------------------------------------

                                                                   $106,125             $110,549             $103,091              $89,837         $88,350        $60,769
                                                       ===================================================================================================================

RATIO OF EARNINGS TO FIXED CHARGES                                     1.39                 1.94                 2.98                 3.02            1.66           4.01

Notes:
   (1) Rentals shown above represent the portion of all rentals (other than delay rentals) deemed representative of the interest factor.
   (2) The twelve months ended March 31, 2002 and fiscal 2001, 2000, 1999, 1998, and 1997, reflect the reclassification of $1,927, $1,927,
        $1,979, $1,927, $1,839 and $1,716 representing the loss on reacquired debt amortized during each period, from Other Interest Charges to Operation Expense.
   (3) Deferred Income Taxes - Net for fiscal 1998 excludes the cumulative effect of change in accounting.